Sonora Resources Commences Trading under Symbol "SURE"

Sonora Resources Commences Trading under Symbol "SURE"

May 11, 2011 (Business Wire) -- Sonora Resources Corp. (OTCBB: SURE) (Formerly OTCBB: NATC) (“Sonora Resources” or the “Company”) is pleased to report that pursuant to the March 2, 2011 name change from “Nature’s Call Brands Inc.” to “Sonora Resources Corp.” the Company submitted a request for a change of trading symbol. Effective May 11, 2011 the company shall henceforth trade on the Over-The-Counter Bulletin Board under the symbol “SURE.”

As previously reported, the Company’s Board of Directors elected to direct its interests towards significant opportunities within the mining sector and subsequently chose a name suitable for its new area of business.

The new direction has rapidly resulted in the recent acquisition of interests in two prospective locations in Mexico including the Los Amoles gold/silver property located approximately 150 kilometers northeast of Hermosillo, and a highly prospective silver mining project in the State of Jalisco.

Additional details regarding the Company, its business and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database.

About Sonora Resources Corp. (OTCBB: SURE) (Formerly OTCBB: NATC)

The Company is based in Las Vegas, Nevada and is focused on the acquisition and exploration of international silver and gold mining properties located in regions that enjoy stable politics, sound economies and friendly business environments.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company's future strategic plans, results of our exploration program at our properties, any anticipated future production and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Factors which may delay or prevent these forward-looking statements from being realized include misinterpretation of data; we may not locate or agree to terms with potential partners, we may not be able to acquire equipment or labor as needed; we may not be able to raise sufficient funds to complete our intended exploration or carry on operations; that weather, logistical problems or hazards may prevent us from exploration; that equipment may not work as well as expected; that analysis of data may not be possible accurately and at depth; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Nearby mineral resources is no indication of resources on our property. In addition, Mexico may undergo political or social change which would create additional geopolitical risks. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Sonora Resources Corp.

Juan Miguel Rios Gutierrez, CEO

702-509-5049

info@sonoraresources.com
Source: Business Wire (May 11, 2011 - 8:34 AM EDT)

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